Exhibit 5.2
Advocaten
Notarissen
Belastingadviseurs

DE BRAUW
BLACKSTONE
WESTBROEK

To the Guarantor (as defined below)			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 10 October 2019		F.J.M. Hengst Advocaat

Our ref.	M33131036/1/20711425/lb

Re:

Dear Sir/Madam,

LyondellBasell Industries N.V. (the "Guarantor'')
USD 1,000,000,000 4.200% Guaranteed Notes due 2049 (the "Notes")

1	INTRODUCTION
I act as Dutch legal adviser (advocaat) to the Guarantor in connection with the Notes and the Registration.
Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY
I have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by each Company;

(ii)	the form of the Notes, including the Guarantee, as included in the Officer's Certificate;

(iii)	the Registration Statement, including the Base Prospectus, and the Prospectus Supplement; and

(iv)	a draft of the Current Report.

(b)	A copy of:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

DE BRAUW
BLACKSTONE
WESTBROEK

(i)	the Guarantor's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	each Board Regulation; and

(iii)	the Trade Register Extract.

(c)	A copy of:

(i)	the Corporate Resolution; and

(ii)	the Company Certificate.

(d)	A copy of the Power of Attorney.
In addition, I have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)
Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Guarantor is not included on any Sanctions List.

(g)	In relation to the Guarantor:

(i)	confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;
in each case that the Guarantor is not registered as being subject to Insolvency Proceedings.
I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS
I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)
Each Agreement has been signed by all parties, all Notes have been or will have been issued, and the Registration Statement and the Prospectus Supplement have been filed with the SEC, in the form referred to in this opinion.

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(b)

(i)	All Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(c)

(i)
The Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Guarantor under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(ii)	Its Agreements have been signed on behalf of the Guarantor by one of its managing directors or by a person named as authorised representative in the Power of Attorney granted by it.

(d)

(i)	Any Notes offered to the public (aangeboden aan het publiek) in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)
At the time when the Issuer disposed or disposes of the Notes in the context of the offer of the Notes, neither the Issuer or the Guarantor possessed or possesses inside information (voorwetenschap) in respect of the Issuer or the Guarantor or the trade in the Notes.

(e)	The Issuer is a wholly owned subsidiary of the Guarantor.

(f)	The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	OPINION
Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:

(a)	The Guarantor has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Guarantor has the corporate power to enter into and perform its Agreements.

(ii)	The Guarantor has taken all necessary corporate action to authorise its entry into and performance of its Agreements.

(iii)	The Guarantor has validly signed its Agreements.

(c)	The Guarantor's entry into and performance of its Agreements do not violate Dutch law or its articles of association.

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6	QUALIFICATIONS
This opinion is subject to the following qualifications:

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	Performance of an Agreement in violation of the Sanction Act 1977 (Sanctiewet 1977) will, and otherwise in violation of international sanctions may, violate Dutch law.

(c)
To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(d)
To the extent that Dutch law applies, a power of attorney (or other authorisation to the same effect) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(e)

(i)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(f)	I do not express any opinion on:

(i)	the validity, binding effect or enforceability of any Agreement, the Notes, the Current Report or the Registration Statement;

(ii)	tax matters.

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7	RELIANCE

(a)
This opinion is an exhibit to the Current Report and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)
the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it.

(c)	The Guarantor may:

(i)	file this opinion as an exhibit to the Current Report; and

(ii)	refer to De Brauw giving this opinion under the heading "Item 9.01. Financial Statements and Exhibits." in the Current Report.

(d)
The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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DE BRAUW
BLACKSTONE
WESTBROEK

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst
Ferdinand Hengst

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Annex - Definitions
Part 1 - General
In this opinion:
"Agreements" is defined in part 3 (Issue Documents) of this Annex.
"Base Prospectus" is defined in part 3 (Issue Documents) of this Annex.
"Board Regulations" is defined in part 2 (Company) of this Annex.
"BW" means the Civil Code (Burgerlijk Wetboek).
"Company Certificate" is defined in part 2 (Company) of this Annex.
"Corporate Resolution" is defined in part 2 (Company) of this Annex.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Dutch law" means the law directly applicable in the Netherlands.
"Guarantee" is defined in part 3 (Issue Documents) of this Annex.
"Guarantor" is defined in part 2 (Company) of this Annex.
"Indenture" is defined in part 3 (Issue Documents) of this Annex.
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
"Issuer" means LYB International Finance III, LLC, with seat in Delaware, United States of America.
"its Agreements" is defined in part 3 (Issue Documents) of this Annex.
"Notes" means the USD 1,000,000,000 4.200% guaranteed notes issued by the Issuer due 2049 and includes, where the context permits, the Notes, including the Guarantee, in all forms referred to in this opinion.
"Offer Regulations" means:

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(a)
Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)
Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

(d)	Regulation (EC) No 1060/2009 of the European Parliament and the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus; and

(e)	the Wft.
"Officer's Certificate" is defined in part 3 (Issue Documents) of this Annex.
"Power of Attorney" is defined in part 2 (Company) of this Annex.
"Prospectus" is defined in part 3 (Issue Documents) of this Annex.
"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.
"Prospectus Supplement" is defined in part 3 (Issue Documents) of this Annex.
"Registration" means the registration by the Issuer of the Notes with the SEC under the Securities Act.
"Registration Statement" is defined in part 3 (Issue Documents) of this Annex.
"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)
Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to

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Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.
"Trade Register Extract" is defined in part 2 (Company) of this Annex.
"Trustee" means Wells Fargo Bank, N.A.
"Underwriters" means Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A of the Underwriting Agreement.
"Underwriting Agreement" is defined in part 3 (Issue Documents) of this Annex.
"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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Part 2 - Company
In this opinion:
"Guarantor" means LyondellBasell Industries N.V., with seat in Rotterdam, Trade Register number 24473890, and in relation to it:

(a)	"Board Regulations" means each of:

(i)	the management board regulations of its management board (bestuur) dated 21 February 2019 and retrieved from its website on 29 July 2019; and

(ii)	the charter of the Finance Committee of its management board (bestuur) dated 21 February 2019 retrieved from its website on 29 July 2019.

(b)
"Company Certificate" means the company certificate from the corporate secretary of the Guarantor dated 10 October 2019 relating to the resolutions taken and the discussions had by the management board of the Guarantor during a meeting on 17 July 2019.

(c)
"Corporate Resolution" means the resolutions of its management board (bestuur) including a power of attorney granted by it to Bhavesh Vaghjibhai Patel, Thomas Aebischer, Jeff Kaplan, Larry Somma and Charity Kohl adopted during a meeting on 17 July 2019 as reflected in the extract of the minutes of that meeting attached to the Company Certificate;

(d)	"Power of Attorney" means the power of attorney included in the resolution of its management board referred to in the definition of "Corporate Resolution" in paragraph (c) above; and

(e)	"Trade Register Extract" means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 7 October 2019.

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Part 3 - Issue Documents
In this opinion:
"Agreements" means the Indenture and the Underwriting Agreement.
"Base Prospectus" means the prospectus included in the Registration Statement.
"Current Report" means the Issuer's current report on Form 8-K dated 10 October 2019, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).
"Guarantee" means the guarantee of the Notes by the Guarantor.
"Indenture" means the indenture dated 10 October 2019 between the Issuer, the Guarantor and the Trustee, as supplemented by the Officer's Certificate.
"its Agreements" means, in relation to the Guarantor, each Agreement to which it is expressed to be a party.
"Officer's Certificate" means the Officer's Certificate in relation to the Indenture dated 10 October 2019.
"Prospectus" means the Base Prospectus as supplemented by the Prospectus Supplement.
"Prospectus Supplement" means the prospectus supplement dated 26 September 2019.
"Registration Statement" means the registration statement on Form S-3 dated 22 February 2019 in relation to the registration by the Guarantor and the Issuer of, inter alia, the Notes with the SEC under the Securities Act (including the Base Prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).
"Underwriting Agreement" means the underwriting agreement dated 26 September 2019 between the Issuer, the Guarantor and the Underwriters

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